EXHIBIT 5




                                [CGR LETTERHEAD]



                                October 21, 1997




                                                                  (212) 701-3000




Vail Resorts, Inc.
Post Office Box 7
Vail, Colorado  81658


                      Re:  Vail Resorts, Inc.
                           Form S-8 Registration Statement

Dear Sirs:

     We have examined a copy of the registration statement on Form S-8 (the "Registration Statement") filed by Vail Resorts, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 3,545,510 shares of common stock, $.01 par value (the "Common Stock"), of the Company, which are issuable pursuant to restricted stock awards ("Restricted Stock") or stock options (an "Option") granted and to be granted pursuant to the 1993 Stock Option Plan (the "Stock Option Plan") and the 1996 Long Term Incentive and Share Award Plan (the "Incentive Plan") of the Company.

     We advise you that, in our opinion, upon proper authorization of the Board of Directors of the Company, (i) upon the issuance of Restricted Stock pursuant the terms of the Incentive Plan, the Common Stock so issued will be legally issued, fully paid and non-assessable and (ii) upon the issuance of Common Stock pursuant to a duly granted Option in accordance with its terms and the terms of the Stock Option Plan or the Incentive Plan, and upon payment to the Company of the Option exercise

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price for such Common Stock in accordance therewith, the Common Stock so issued will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories or persons whose consent is required under said Section 7 or under the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                  /s/ CAHILL GORDON & REINDEL